Exhibit 99.1
Presented By: Andrea Biller Executive Vice President and Secretary Grubb & Ellis Healthcare REIT, Inc. and Danny Prosky Executive Vice President, Acquisitions Grubb & Ellis Healthcare REIT, Inc.

Forward-Looking Statements This document contains forward-looking statements within the meaning of the federal securities laws with are intended to be covered by the safe harbors created by those laws. Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of us. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include: our ability to effectively deploy the proceeds raised in our initial public offering; changes in economic conditions generally and the real estate market specifically; legislative/regulatory changes, including changes to laws governing the taxation of REITs; availability of capital and other risk factors identified in our filings with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Demonstrated Leadership in the Healthcare Real Estate Industry Danny Prosky Executive Vice President - Acquisitions, Grubb & Ellis Healthcare REIT, Inc. Prosky is also executive vice president - healthcare real estate of Grubb & Ellis Realty Investors and is responsible for all medical property acquisitions, management and dispositions. He served as managing director - healthcare properties for Grubb & Ellis Realty Investors from March 2006 to May 2008. Prosky previously worked with Health Care Property Investors, Inc., a healthcare-focused real estate investment trust, or REIT, where he served as the assistant vice president - acquisitions & dispositions from 2005 to March 2006, and as assistant vice president - asset management from 1999 to 2005. From 1992 to 1999, he served as the manager, financial operations, multi-tenant facilities for American Health Properties, Inc. Prosky received a B.S. degree in finance from the University of Colorado and an M.S. degree in management from Boston University. Scott D. Peters CEO, President and Chairman of Grubb & Ellis Healthcare REIT, Inc. Peters is also the president, chief executive officer and director of Grubb & Ellis Company, Healthcare REIT's sponsor. He served as executive vice president and chief financial officer of Grubb & Ellis Realty Investors from September 2004 until October 2006 and was appointed chief executive officer of the company in November 2006. Peters has served as chief executive officer, president and a director of NNN Realty Advisors, Inc. since September 2006 and became its chairman in December 2007. He enjoys a wealth of financial and corporate executive leadership, having served in senior management positions with a number of public and private firms, including Golf Trust America, Inc., Pacific Holding Company/LSR and Castle and Cooke Properties, Inc.

Shannon K S Johnson Chief Financial Officer, Grubb & Ellis Healthcare REIT, Inc. Johnson has served as our chief financial officer since August 2006. She has also served as a financial reporting manager for Grubb & Ellis Realty Investors since January 2006 and as the chief financial officer of Grubb & Ellis Apartment REIT, Inc. since April 2006. From June 2002 to January 2006, Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. Johnson is a certified public accountant and graduated summa cum laude with a bachlor's degree in business-economics and a minor in accounting from UCLA. Andrea R. Biller Executive Vice President and Secretary, Grubb & Ellis Healthcare REIT, Inc. Biller has served as our executive vice president and secretary since April 2006 and as the executive vice president of our advisor since July 2006. She has also served as the general counsel, executive vice president and secretary of Grubb & Ellis Company since December 2007 and of NNN Realty Advisors, Inc. since September 2006 and as a director of NNN Realty Advisors, Inc. since December 2007. Biller has also served as general counsel for Grubb & Ellis Realty Investors since March 2003. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Biller earned a bachlor's degree in psychology from Washington University, a master's degree in psychology from Glassboro State University and a juris doctorate degree from George Mason University School of Law. She is a member of the California, Virginia and District of Columbia Bar Associations. Demonstrated Leadership in the Healthcare Real Estate Industry

W. Bradley Blair, II Blair served as the chief executive officer, president and chairman of the board of directors of Golf Trust of America, Inc. since its initial public offering in 1997 until his retirement in November 2007. Maurice J. DeWald DeWald has served as the chairman and chief executive officer of Verity Financial Group, Inc., a financial advisory firm, since 1992. DeWald also serves as a director of Quality Systems, Inc., Advanced Materials Group, Inc., Integrated Healthcare Holdings, Inc. and Aperture Health, Inc. Warren D. Fix Fix serves as the chief executive officer and director of WCH, Inc., formerly Candlewood Hotel Inc., having served as its executive vice president, chief financial officer and secretary since 1995. Independent Directors Corporate Governance: Protecting the Best Interests of Your Clients Five of the REIT's six directors are independent

Gary T. Wescombe Wescombe is director, chief financial officer and treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Wescombe was a partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Wescombe also served as a director of G REIT, Inc. from December 2001 to February 2008, and as its chairman of the board from April 2007 to February 2008. He has served as the chairman of the trustees of G REIT Liquidating Trust since February 2008. Larry L. Mathis Mathis has served as an executive consultant since 1998 with D. Petersen & Associates, providing counsel to select clients on leadership, management, governance, and strategy. He served in various capacities within the Methodist Hospital System in Houston, Texas for 27 years prior to joining D. Petersen & Associates, including consultant to the chairman of the board from 1997 to 1998, and president and chief executive officer, as well as a member of the board of directors, from 1983 to 1997. Independent Directors Corporate Governance: Protecting the Best Interests of Your Clients

Current Status of the Offering (as of June 6, 2008) Raised approximately $350.2 million or 35.1 million shares 7.25% annual distribution rate Total acquisitions 30 transactions Total gross leasable area: 3 million square feet Aggregate purchase price: $574.3 million

Investment Options Grubb & Ellis Healthcare REIT management goals Target an initial corporate debt to equity ratio of 60% Secondary markets allowing for favorable cap rates Regular cash distributions Stable yield for investors Asset appreciation Corporate governance and discipline Beyond the general acquisitions process, the REIT management team subjects target properties to an additional set of criteria based on the investment strategy of the REIT.

Investment Strategy Acquire income-producing properties Medical office buildings Surgery centers Specialty / diagnostics facilities Hospitals Senior housing / assisted living Healthcare-related office buildings Leverage existing relationships to: Acquire off-market properties Partner with medical developers

Consider... The medical advances we will witness in the next five to ten years. The trends impacting the healthcare industry. The healthcare industry, already a key component of our total economy, will expand even more. America's population is growing older; requiring and demanding more medical services. The increased demand will continue to create a substantial need in many regions for the development in healthcare-related facilities. Now imagine the opportunity for your clients to participate on the income side of the healthcare industry as a real estate owner.

Projected National Health Expenditures ($ in Trillions) Source: U.S. Department of Health and Human Services - National Center for Health Statistics; Centers for Medicare and Medicaid Services - Office of the Actuary, 2006. $2.4 Trillion $1.4 Trillion

Projected National Health Expenditures as a Percentage of Gross Domestic Product Source: U.S. Department of Health and Human Services - National Center for Health Statistics; Centers for Medicare and Medicaid Services - Office of the Actuary, 2006. 13.7% 16.6%

Growth of Population Over 65 Years Old Source: U.S. Census Bureau, 2004, "U.S. Interim Projections by Age, Sex, Race, and Hispanic Origin." 15% 12%

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